                                                                    EXHIBIT 99.1

CONSOLIDATED STATEMENTS OF EARNINGS

Versa Technologies, Inc.
(Dollars in Thousands, except per share amounts)

--------------------------------------------------------------------------------------------------------------------------
Years Ended March 31                                                       1997                   1996               1995
--------------------------------------------------------------------------------------------------------------------------
Net Sales                                                              $87,596                $70,699             $66,965
Cost of Sales                                                           64,249                 51,190              45,180
                                                                    ------------------------------------------------------
Gross Profit                                                            23,347                 19,509              21,785
Selling and Administrative Expenses                                     13,385                 11,300              11,793
                                                                    ------------------------------------------------------
Operating Income                                                         9,962                  8,209               9,992
                                                                    ------------------------------------------------------
Other Income (Deductions):
Interest expense                                                          (160)                   (35)                 (9)
Interest income                                                            356                    848                 753
Miscellaneous, net                                                         163                    117                  35
Loss on sale of businesses                                                (778)
                                                                    ------------------------------------------------------
                                                                          (419)                   930                 779
                                                                    ------------------------------------------------------
Earnings Before Income Taxes                                             9,543                  9,139              10,771
Income Taxes                                                             3,840                  3,240               3,965
                                                                    ------------------------------------------------------
Net Earnings                                                            $5,703                 $5,899              $6,806
                                                                    ======================================================
Net earnings per weighted average common shares
     outstanding                                                         $1.02                  $0.99               $1.13
                                                                    ======================================================

Weighted average common shares outstanding                               5,601                  5,970               6,039
--------------------------------------------------------------------======================================================

See notes to consolidated financial statements.

CONSOLIDATED BALANCE SHEETS

Versa Technologies, Inc.
(Dollars in Thousands, except share and per share amounts)

-----------------------------------------------------------------------------------------------------------------------
March 31                                                                                    1997                   1996
-----------------------------------------------------------------------------------------------------------------------
ASSETS
Current Assets:
Cash and cash equivalents                                                            $    1,127          $      14,746
Receivables, less allowance of $231 in 1997, and
     $207 in 1996                                                                        13,203                 11,410
Inventories                                                                              11,501                  7,743
Other current assets                                                                      1,467                  1,183
                                                                                     ---------------------------------
Total current assets                                                                     27,298                 35,082
                                                                                     ---------------------------------

Property, Plant, and Equipment - at cost:
Land                                                                                        752                    591
Buildings                                                                                10,159                  9,196
Machinery and equipment                                                                  38,035                 36,286
                                                                                     ---------------------------------
                                                                                         48,946                 46,073
Less accumulated depreciation                                                            25,570                 25,556
                                                                                     ---------------------------------
                                                                                         23,376                 20,517

Intangibles                                                                              11,127                  1,530
Other Non-Current Assets                                                                    190                    309
                                                                                     ---------------------------------
                                                                                        $61,991                $57,438
                                                                                     =================================
LIABILITIES AND SHAREHOLDERS' EQUITY
Current Liabilities:
Short-term debt                                                                      $    2,981            $        -
Accounts payable                                                                          3,843                  3,691
Accrued expenses                                                                          4,682                  3,391
Income taxes                                                                                317                     87
Employee stock purchase and payroll savings plan                                             47                      -
                                                                                     ---------------------------------
Total current liabilities                                                                11,870                  7,169
                                                                                     ---------------------------------

Deferred Income Taxes                                                                     2,059                    820

Deferred Pension, Deferred Compensation and
     Postretirement Benefit Expense                                                       2,936                  2,465

Shareholders' Equity:
Preferred Shares -- authorized 1,000,000, $.01 par value;
     none issued                                                                            --                     --
Common Shares -- authorized, 10,000,000, $.01 par value;
     issued 6,063,200 in 1997 and  1996                                                      61                     61
Additional paid-in capital                                                               18,648                 18,681
Retained earnings                                                                        32,968                 31,471
                                                                                     ---------------------------------
                                                                                         51,677                 50,213
Less treasury stock, at cost - 482,667 shares in 1997 and 234,036 in 1996                 6,551                  3,229
                                                                                     ---------------------------------
Total shareholders' equity                                                               45,126                 46,984
                                                                                     ---------------------------------
                                                                                        $61,991                $57,438
======================================================================================================================

See notes to consolidated financial statements.

CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY
Versa Technologies, Inc.
(Dollars in Thousands, except share and per share amounts)

Years Ended March 31, 1997, 1996, and 1995                                 Common Stock                        Additional
                                                                         ----------------------------             paid in
                                                                             Shares            Amount             capital
--------------------------------------------------------------------------------------------------------------------------
Balance at March 31, 1994                                                     6,063       $        61           $  18,789
Exercise of stock options - 31,122 treasury shares were reissued                 --                --                (108)
Tax benefit from exercise of stock options                                       --                --                  29
Purchase of treasury stock -- 42,500 shares                                      --                --                  --
Net earnings                                                                     --                --                  --
Cash dividends declared -- $.68 per share*                                       --                --                  --
                                                                           -----------------------------------------------

Balance at March 31, 1995                                                     6,063                61              18,710
Exercise of stock options - 34,542 treasury shares were reissued                 --                --                 (52)
Tax benefit from exercise of stock options                                       --                --                  23
Purchase of treasury stock -- 217,200 shares                                     --                --                  --
Net earnings                                                                     --                --                  --
Cash dividends declared -- $.74 per share**                                      --                --                  --
                                                                           -----------------------------------------------

Balance at March 31, 1996                                                     6,063                61              18,681
Exercise of stock options - 13,969 treasury shares were reissued                 --                --                 (50)
Tax benefit from exercise of stock options                                       --                --                  17
Purchase of treasury stock -- 262,600 shares                                     --                --                  --
Net earnings                                                                     --                --                  --
Cash dividends declared -- $.75 per share***                                     --                --                  --
                                                                           -----------------------------------------------
Balance at March 31, 1997                                                     6,063       $        61            $ 18,648
                                                                           ===============================================


                                                                                                                         Total
Years Ended March 31, 1997, 1996, and 1995                                       Retained            Treasury     Shareholders'
                                                                                 earnings               stock           Equity
-------------------------------------------------------------------------------------------------------------------------------
Balance at March 31, 1994                                                  $       27,300         $      (590)       $  45,560
Exercise of stock options - 31,122 treasury shares were reissued                       --                 459              351
Tax benefit from exercise of stock options                                             --                  --               29
Purchase of treasury stock -- 42,500 shares                                            --                (569)            (569)
Net earnings                                                                        6,806                  --            6,806
Cash dividends declared -- $.68 per share*                                         (4,109)                 --           (4,109)
                                                                           ----------------------------------------------------
Balance at March 31, 1995                                                          29,997                (700)          48,068
Exercise of stock options - 34,542 treasury shares were reissued                       --                 472              420
Tax benefit from exercise of stock options                                             --                  --               23
Purchase of treasury stock -- 217,200 shares                                           --              (3,001)          (3,001)
Net earnings                                                                        5,899                  --            5,899
Cash dividends declared -- $.74 per share**                                        (4,425)                 --           (4,425)
                                                                           ----------------------------------------------------

Balance at March 31, 1996                                                          31,471               (3,229)         46,984
Exercise of stock options - 13,969 treasury shares were reissued                       --                  187             137
Tax benefit from exercise of stock options                                             --                  --               17
Purchase of treasury stock -- 262,600 shares                                           --               (3,509)         (3,509)
Net earnings                                                                        5,703                  --            5,703
Cash dividends declared -- $.75 per share***                                       (4,206)                 --           (4,206)
                                                                           ----------------------------------------------------
Balance at March 31, 1997                                                  $       32,968            $  (6,551)      $  45,126
                                                                           ====================================================


* Includes special  cash dividend of $.33 per share.
** Includes special  cash dividend of $.35 per share.
*** Includes special  cash dividend of $.35 per share.
See notes to consolidated financial statements.

CONSOLIDATED STATEMENTS OF CASHFLOWS

Versa Technologies, Inc.
(Dollars in Thousands)

------------------------------------------------------------------------------------------------------------------------------
Years Ended March 31                                                 1997                 1996                         1995
------------------------------------------------------------------------------------------------------------------------------
Cash Flows from Operating Activities:
Net earnings                                                       $ 5,703               $5,899                       $6,806
Adjustments to reconcile to net cash
   provided by operating activities:
Depreciation                                                         3,437                3,200                        2,922
Amortization                                                           223                   34                           34
Provision for losses on receivables                                    (31)                  45                           52
Provision for deferred income taxes                                    (92)                 402                         (119)
(Gain)loss on disposition of plant and equipment                       (14)                 (18)                          15
Loss on sale of businesses                                             778
Changes in current assets and liabilities, net of effect
   of business acquired:
    Receivables                                                       (720)              (2,051)                        (221)
    Inventories                                                     (2,070)                  65                       (1,064)
    Other current assets                                               (68)                 483                         (427)
    Accounts payable                                                  (700)               1,941                         (483)
    Accrued expenses                                                   422                  (10)                         645
    Income taxes payable                                                (1)                (408)                          59
    Employee stock purchase and payroll savings plan                    47                 (119)                          83
   Deferred pension, postretirement
   benefits and compensation expense                                   592                    3                          369
                                                                   ---------------------------------------------------------
   Net cash provided by operating activities                         7,506                9,466                        8,671
                                                                   ---------------------------------------------------------

Cash Flows from Investing Activities:
Proceeds from disposition of plant and equipment                        39                   80                           37
Capital expenditures                                                (6,254)              (3,836)                      (6,070)
Proceeds from sale of businesses                                     4,483
Acquisition of business, net of cash acquired                      (14,747)
Other                                                                   37                   52                           16
                                                                   ---------------------------------------------------------
   Net cash used in investing activities                           (16,442)              (3,704)                      (6,017)
                                                                   ---------------------------------------------------------

Cash Flows from Financing Activities:
Net borrowings under line of credit agreement                        2,877
Proceeds from exercise of common stock options                         155                  443                          380
Purchase of treasury stock                                          (3,509)              (3,001)                        (569)
Dividends paid                                                      (4,206)              (4,425)                      (4,109)
                                                                   ---------------------------------------------------------
   Net cash used in financing activities                            (4,683)              (6,983)                      (4,298)
                                                                   ---------------------------------------------------------

Net Decrease in Cash and Cash Equivalents                          (13,619)              (1,221)                      (1,644)
Cash and Cash Equivalents at Beginning of Year                      14,746               15,967                       17,611
                                                                   ---------------------------------------------------------
Cash and Cash Equivalents at End of Year                            $1,127              $14,746                      $15,967
                                                                   =========================================================
Supplemental Cash Flow Information - cash paid
  during the year for:
Interest                                                           $    93
Income taxes                                                       $ 3,914              $ 3,244                      $ 3,997
============================================================================================================================


See notes to consolidated financial statements.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Versa Technologies, Inc.

Years ended March 31, 1997, 1996 and 1995

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Principles of Consolidation -- The consolidated financial statements include the accounts of the Company and its wholly-owned subsidiaries. All significant intercompany items and transactions have been eliminated in consolidation.

Estimates -- The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash Equivalents -- The Company considers all temporary investments purchased with maturities of three months or less to be cash equivalents.

Fair Value of Financial Instruments -- The Company believes the carrying amount of its financial instruments (cash and cash equivalents, accounts receivable, short-term debt and accounts payable) is a reasonable estimate of the fair value of these instruments.

Inventories -- Inventories are stated at the lower of cost or market. Cost is determined by the last-in, first-out (LIFO) method for all inventories excluding the Electronics Segment, which uses first-in-first-out (FIFO) method to determine cost. At March 31, 1997 approximately 77% of total inventories were valued under the LIFO method.

Property, Plant and Equipment -- Property, plant and equipment are carried at cost.

Depreciation is provided over the useful lives of plant and equipment using the straight-line method for financial reporting purposes. Buildings are being depreciated over lives ranging from 20 to 30 years. Machinery and equipment are being depreciated over lives ranging from 3 to 10 years. Accelerated methods are used for income tax purposes. Provision is made for deferred income tax applicable to the difference in depreciation charges.

Intangibles -- Intangibles include $797,000 relating to pre-1970 acquisitions that are not being amortized. Included in intangible assets at March 31, 1997 was $10.3 million which is related to the acquisition of Eder Industries, Inc.
(See Note 2).   Goodwill of $8.2 million represented the excess of the
acquisition cost over the fair value of net assets acquired and is amortized on a straight-line basis over 40 years. Other acquired intangibles (principally customer or employment related items) were $2.1 million and are being amortized on a straight-line basis over periods ranging from 3 to 40 years. Amortization expenses since the date of acquisition (October 30, 1996) to March 31, 1997 for the above items was approximately $206,000. Intangibles are stated net of accumulated amortization of $234,000 at March 31, 1997 and $233,000 at March 31, 1996.

The Company periodically evaluates the carrying value of intangible assets in accordance with SFAS No. 121 "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed of".

Pension Plans -- Pension expense recorded under the plans includes normal cost and amortization of past service cost in accordance with Financial Accounting Standards Statement No. 87 "Employers' Accounting for Pensions".

Revenue Recognition -- The Company recognizes revenue on the accrual basis of accounting, upon the shipment of products.

Product Waranties -- The estimated cost for product warranties are accrued for and charged to operations as the related products are shipped.

Accounting Pronouncements --  In February 1997, the Financial Accounting
Standards Board issued SFAS No. 128 "Earnings per Share".   The Company is
currently in the process of evaluating the accounting and disclosure effects of the statement, which is required to be adopted during the third quarter of fiscal 1998.

2. ACQUISITION

On October 30, 1996, the Company acquired 100% of the capital stock of Eder Industries, Inc. ("Eder") for $15,382,000. The funds used to acquire Eder were borrowed ($4.8 million) under a revolving business note agreement, with the balance ($10.6 million) coming from the sale of short term cash investments.

The acquisition was accounted for by the purchase method and, accordingly, Eder's results of operations have been included with the Company's results since the acquisition date. The fair value of assets acquired and liabilities assumed totaled $7.6 million (of which $700,000 was cash) and $2.2 million, respectively. The excess of the purchase price over the fair value of net assets acquired ($8.2 million) is being amortized on a straight-line basis over 40 years.

The unaudited pro forma information below represents combined results of operations as if the acquisition had occurred at the beginning of the respective years presented. The unaudited pro forma information is not necessarily indicative of the results of operations of the combined Company had the acquisition occurred at the beginning of the years presented, nor is it necessarily indicative of future results.

                                                          Year Ended March 31,
                                                          --------------------
(In thousands, except per share data)
-------------------------------------
                                                             1997      1996
                                                             ----      ----
Revenues                                                  $97,977    $87,826
Net Earnings (1)                                            5,870      5,873
Earnings per share (1)                                       1.05        .98


(1) The 1997 period includes a $652,000, or $.115 per share, after-tax loss on the disposition of Moxness Thermoplastics, Inc. and Lovdahl Manufacturing.

3. SALE OF BUSINESSES

During fiscal 1997, the Company sold its two plastic molding operations. The two units, Moxness Thermoplastics, Inc. ("Thermo") and Lovdahl Manufacturing ("Lovdahl") were part of the Engineered Materials Segment. Effective September 1, 1996, 100% of the stock of Thermo was acquired by General Plastics Corporation for $3.4 million. Based on asset values on the effective date of the sale, the sale resulted in an after-tax loss of $498,000 or $0.088 per share, which was recorded in the second quarter. On March 31, 1997, all the assets of Lovdahl were sold to Kurz-Kasch for $1.47 million. Based on asset values on the effective date of the sale, the sale resulted in an after-tax loss of $154,000 or $0.027 per share, which was recorded in the fourth quarter. The decision to divest of both units is consistent with management's strategy to concentrate on the Company's core businesses, moving away from commodity products and focusing on more profitable niche markets.

Combined sales and operating losses for Thermo and Lovdahl for fiscal 1997 were $3.9 million and $240,000 respectively. These results include a full year of operations for Lovdahl and five months for Thermo. For fiscal 1996 the combined sales and operating losses were $5.3 million and $498,000, respectively.


4. INVENTORIES

Inventories at March 31 consisted of the following:



--------------------------------------------------------------------------------
(Dollars in Thousands)                          1997      1996
                                               -------   -------
--------------------------------------------------------------------------------
Raw Materials                                 $ 7,692   $ 5,348
Work in Process                                 4,527     2,965
Finished Goods                                  1,201     1,399
                                              -------   -------
FIFO Inventories (approximates current cost)   13,420     9,712
LIFO Reserve (Electronics Segment excluded)    (1,919)   (1,969)
                                              -------   -------
LIFO Inventories                              $11,501   $ 7,743
                                              =======   =======

5. SHORT-TERM DEBT

At March 31, 1997, the Company's borrowings under a $15 million unsecured line of credit agreement were $3.0 million. The line bears interest at a variable rate based on the current thirty-day LIBOR rate plus 75 basis points. The rate at March 31, 1997 was 6.18%. The line of credit renews annually on July 31.


6. CAPITAL STOCK

The Company's Board of Directors has the authority to determine the relative rights and preferences of any series it may establish with respect to the 1,000,000 shares of $.01 par value authorized preferred shares. No preferred stock is issued or outstanding.

On December 13, 1988, the Board of Directors adopted a common stock shareholder rights plan ("Rights") which entitles each shareholder of record on December 21, 1988 to purchase Series A Junior Participating Preferred Stock ("Preferred") upon the occurrence of certain events. The Rights will be exercisable the twentieth business day after a person or group acquires 20% of the Company's common stock, or makes an offer to acquire 30% or more of the Company's common stock. When exercisable, each right entitles the holder to purchase for $60 one one-hundredth of a share of Preferred for each share of common stock owned. Each share of Preferred will be entitled to a minimum preferential quarterly dividend of $5.00 per share, but not less than an aggregate dividend of 100 times the common stock dividend. Each share will have 100 votes, voting together with the common stock. In the event of any merger, each share of Preferred will be entitled to receive 100 times the amount received per share of common stock. The Rights expire on December 21, 1998.

The Company has adopted a program to repurchase up to 900,000 shares or 15% of its common stock.. The shares will be held for issuance under the Company's various stock plans. As of March 31, 1997, 522,300 shares had been repurchased at a cost of $7,080,000.

7. STOCK OPTIONS

Under the Company's 1982 Incentive Stock Option Plan no further options will be granted. However, options previously granted under this Plan will remain outstanding until they are exercised or canceled.

Under the 1992 Versa Technologies, Inc. Employee Incentive Stock Option Plan, options granted have an exercise price equal to 100% of the fair market value at the date of grant. Options granted become exercisable in 25% annual increments beginning one year from the date of grant and have a maximum term of ten years. At the Company's annual shareholders' meeting on July 23, 1996, shareholders ratified an amendment to the plan increasing the number of shares available for grant by 200,000 shares to a total of 500,000 shares.

The Company grants non-qualified stock options to the Company's non-employee directors and secretary. Options granted have an exercise price equal to 100% of the fair market value at the date of grant. Options become exercisable in annual increments of 25% and expire the earlier of ten years from the date of grant or termination as an officer or director of the Company.

A combined summary of changes in options is as follows:


                                                               Shares
                                                            ---------------
                                                                                 Weighted-average
                                                       Incentive  Non-Qualified  exercise price
                                                       ---------  -------------  ----------------
Outstanding at March 31, 1994                           217,294         25,500        $12.53

Granted                                                 184,500         35,000         14.05
Exercised                                               (14,550)       (20,300)        11.73
Canceled                                                (17,400)          (100)        12.96
                                                       --------       --------

Outstanding at March 31, 1995                           369,844         40,100         13.43

Granted                                                  17,500                        13.64
Exercised                                               (23,450)                       11.86
Canceled                                                (48,000)        (5,000)        13.97
                                                       --------       --------

Outstanding at March 31, 1996                           315,894         35,100         13.46

Granted                                                  62,500                        13.01
Exercised                                               (13,869)                        9.87
Canceled                                                (10,000)        (5,100)        14.13
                                                       --------       --------

Outstanding at March 31, 1997                           354,525         30,000         13.49
                                                       ========       ========

Exercisable at March 31, 1997                           187,703         15,000         13.36
                                                       ========       ========
Shares available for future grants
   at March 31, 1997                                    214,000
                                                       ========



The options outstanding at March 31, 1997 have exercise prices between $12.50 - $16.00.

Statement of Financial Accounting Standards (SFAS) No. 123, "Accounting for Stock-based Compensation" encourages, but does not require companies to record compensation for stock-based employee compensation plans at fair value. The Company accounts for stock-based compensation using the intrinsic value method prescribed in Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees". Accordingly, compensation cost for stock options is measured as the excess, if any, of the quoted market price of the Company's stock at the date of grant over the amount an employee must pay to acquire the stock. No compensation cost has been recognized with respect to the issuance of stock options.

If the fair value method of accounting for stock options prescribed by SFAS No. 123 had been used, the expense relating to the stock options would have been $40,000 for 1997 and none for 1996. The change to pro forma net earnings would have been immaterial and there would not have been a change in pro forma earnings per share. The pro forma effect on net earnings is not representative of the pro forma effect on net earnings that will be disclosed in future years because it does not take into consideration pro forma compensation expense relating to grants made prior to 1996. The fair value of each option grant was estimated on the date of grant using the Black-Scholes option pricing model with the following assumptions: risk-free interest rate of 6.5%; expected dividend yield of 3%; expected lives of 4.2 years and 6 years, respectively for 1997 and 1996; and expected volatility of 30%.

8. EMPLOYEE STOCK PURCHASE AND PAYROLL SAVINGS PLAN

Under the 1993 Employee Stock Purchase and Payroll Savings Plan, 11,092 shares of the Company's common stock at $12.83 per share were issued to employees in
the fiscal year ended March 31, 1996.   The Plan terminated in January 1996.

At the Company's annual shareholders' meeting on July 23, 1996, shareholders ratified the adoption of the Versa Technologies, Inc. 1996 Employee Stock Purchase and Payroll Savings Plan.

Under the 1996 Stock Purchase and Payroll Savings Plan, options for 35,367 shares of the Company's common stock were subscribed to in December 1996 at a price of $12.27 per share, which was 90% of the closing price of the common stock on May 17, 1996. Payroll savings equal to the total option price will be accumulated over a two-year period ending in December 1998. Interest at an annual rate of 3%, compounded quarterly, is credited to each participant's payroll savings account. Subject to certain restrictions, the Plan permits participants to exercise their option to the extent of accumulated funds in their payroll savings accounts during January 1998 and January 1999, or upon termination of employment. Payroll savings and interest not applied to the purchase of shares by a participant will be paid in cash. A participant may withdraw from the Plan at any time.

As of March 31, 1997, options for 34,328 shares were outstanding to 235 participants in the Plan. (These options are not included in the table in Note 7.)

9. EMPLOYEE BENEFIT PLANS

The Company maintains two qualified defined contribution plans, which in total cover virtually all employees. Both plans provide for discretionary matching contributions. The expense under these plans for 1997 was $128,000. There was no expense for 1996 of 1995.

The Company has four non-contributory, defined benefit pension plans covering approximately 70% of all employees. (The Electronics Segment employees do not participate.) Three of the plans cover hourly production employees and provide benefits of stated amounts for specific periods of service. The other plan covers all salaried, administrative and clerical employees and provides benefits based on years of service and compensation.

The Company makes actuarially determined contributions to a trust fund for these plans which represents the maximum allowable for deduction in determination of Federal taxable income. Trust assets consist primarily of participating units in common stock and bond funds.

Net pension costs for fiscals 1997, 1996, and 1995 for the defined benefit plans consist of the following:


--------------------------------------------------------------------------------
(Dollars in Thousands)                                   1997    1996     1995
--------------------------------------------------------------------------------
Service costs - benefits earned during the period       $ 503   $  414   $ 482
Interest on projected benefit obligation                  793      710     660
Return on plan assets                                    (939)  (1,491)   (451)
Amortization and deferral of unrecognized amounts          39      685    (279)
                                                        -----   ------   -----
Net pension cost                                        $ 396   $  318   $ 412
                                                        =====   ======   =====

The defined benefit plans' funded status at March 31, 1997 and March 31, 1996 was as follows:


--------------------------------------------------------------------------------
(Dollars in Thousands)                              1997      1996
--------------------------------------------------------------------------------
Actuarial present value of benefit obligations:
 Vested benefit obligation                              $ 8,498   $ 7,312
                                                        =======   =======
 Accumulated benefit obligation                         $ 9,046   $ 8,450
                                                        =======   =======
 Projected benefit obligation                           $10,850   $10,279
Plan assets at fair value                                11,185    10,592
                                                        -------   -------
Plan assets in excess of projected benefits                (335)     (312)
Unrecognized obligations                                    (75)      (78)
Unrecognized prior service cost                             (36)      (27)
Unrecognized net gain                                     1,840     1,459
                                                        -------   -------
  Accrued pension cost                                  $ 1,394   $ 1,041
                                                        =======   =======

The projected benefit obligations assume a 7.75% actuarial discount rates and (for the compensation based plan) 5% average annual salary increases. The expected long term rate of return on plan assets was 8.5%.

In place of participation in any of the above defined benefit pension plans for tool makers employed at one of the Company's manufacturing facilities, the Company makes cash contributions to a labor management (union) multi-employer pension fund based on hours worked, in accordance with a negotiated labor contract.

The Company also has an unfunded supplemental pension agreement with a key executive officer. Actuarially computed provisions for this agreement were $50,000, $48,000 and $48,000 in fiscal 1997, 1996 and 1995, respectively.

The Company provides limited pre-Medicare-eligibility health insurance and minimal life insurance benefits to a small group of retired employees who attain specified age and years of service requirements. The periodic expense for postretirement benefits was $33,000 and $27,000 for the years ended March 31, 1997 and 1996, respectively. The Company's policy is to fully accrue for its postretirement benefits. This accrual was $531,000 and $499,000 at March 31, 1997 and 1996, respectively.

10. INCOME TAXES

Income tax expense consists of the following components:


--------------------------------------------------------------------------------
(Dollars in Thousands)    1997      1996    1995
--------------------------------------------------------------------------------
Current:
      Federal           $3,190    $2,234  $3,364
      State                742       604     720
                        ------    ------  ------
                         3,932     2,838   4,084
                        ------    ------  ------
Deferred:
      Federal              (78)      322    (104)
      State                (14)       80     (15)
                        ------    ------  ------
                           (92)      402    (119)
                        ------    ------  ------
                        $3,840    $3,240  $3,965
                        ======    ======  ======

Deferred income taxes reflect the net tax effect of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Significant components of the Company's net deferred tax liability as of March 31, 1997 and 1996 were as follows:




--------------------------------------------------------------------------------
              (Dollars in Thousands)                 1997    1996
--------------------------------------------------------------------------------
              Deferred tax assets:
                    Vacation pay reserve           $  301   $ 250
                    Pension accrual                   740     610
                    Inventory related                 355     217
                    Postretirement benefits           199     185
                    Health insurance reserve          222     161
                    Deferred compensation             340     191
                    Other                             290     284
                                                   ------   -----
                                                    2,447   1,898
                                                   ------   -----
              Deferred tax liabilities:
                    Property plant and equipement   2,463   1,848
                    Intangible assets                 826     -0-
                    Other                              40      50
                                                   ------   -----
                                                    3,329   1,898
                                                   ------   -----
              Net deferred tax liability           $ (882)  $ -0-
                                                   ======   =====


Total income tax expense differs from the amounts computed by applying the Federal income tax rate to earnings before income taxes for the following reasons:

                                        1997   1996   1995
                                        -----  -----  -----
Statutory Federal rate                  34.0%  34.0%   34.0%
State income taxes, net of
Federal income tax benefit               5.2    4.9     4.3
Capital loss on sale of businesses       1.6     --      --
Foreign Sales Corporation
(FSC) earnings                          (0.4)  (0.3)   (0.3)
Federal tax-exempt bond interest        (0.9)  (2.2)   (1.7)
Research & development credit             --   (1.3)     --
Other                                    0.7    0.4     0.5
                                       -----  -----   -----
                                        40.2%  35.5%   36.8%
                                       =====  =====   =====

11. ACCRUED EXPENSES

Accrued expenses consisted of the following:


--------------------------------------------------------------------------------
(Dollars in Thousands)                   1997      1996
--------------------------------------------------------------------------------
Wages & commissions                     $1,522    $  800
Vacations                                  992       818
Taxes, other than income taxes             326       277
Employee benefits                        1,121       717
Other accruals                             721       779
                                        ------    ------
 Totals                                 $4,682    $3,391
                                        ======    ======

12. EARNINGS PER SHARE CALCULATION

Weighted average shares outstanding exclude common stock equivalents because their dilutive effect is not significant.

13. SIGNIFICANT CUSTOMERS

One customer accounted for approximately 18%, 14% and 9.6% of consolidated revenues during fiscal 1997, 1996 and 1995, respectively.

14. INDUSTRY SEGMENT INFORMATION

The Company comprised three business segments serving diverse markets. The Electronics Segment designs and manufactures custom electronic and electrical systems for a broad range of applications. The Engineered Materials Segment fabricates custom components from elastomers for special applications requiring a high degree of engineering expertise and product quality. The Fluid Power Segment manufactures custom engineered cylinders; hydraulic devices that raise, lower, stabilize, or level semitrailers, trucks, recreational vehicles and a variety of off-highway vehicles and equipment; and electrically powered systems that serve as drive mechanisms for slideout rooms on trailers and recreational
vehicles.   Certain previously reported segment information has been
reclassified to conform with the current presentation.

Selected segment information is as follows:

--------------------------------------------------------------------------------------
(Dollars in Thousands)                                      1997        1996      1995
--------------------------------------------------------------------------------------
NET SALES:
 Fluid Power                                             $48,038     $36,186   $29,055
 Engineered Materials                                     32,195      35,463    39,064
 Electronics                                               8,509(1)       --        --
  Intersegment*                                           (1,146)       (950)   (1,154)
                                                         -------     -------   -------
 Sales to unaffiliated customers                         $87,596     $70,699   $66,965
                                                         =======     =======   =======
OPERATING INCOME:
 Fluid Power                                             $ 9,946     $ 7,620   $ 5,874
 Engineered Materials                                        271       1,361     4,975
 Electronics                                                 653(1)       --        --
 Unallocated Corp. expenses & consolidating adj. -- net     (908)       (772)     (857)
                                                         -------     -------   -------
  Total operating income                                   9,962       8,209     9,992
OTHER INCOME (EXPENSE)--NET                                 (419)        930       779
                                                         -------     -------   -------
INCOME BEFORE INCOME TAXES                               $ 9,543     $ 9,139   $10,771
                                                         =======     =======   =======
IDENTIFIABLE ASSETS:
 Fluid Power                                             $18,846     $14,790   $11,651
 Engineered Materials                                     20,322      24,581    25,763
 Electronics                                              18,944          --        --
 Corporate                                                 3,879      18,067    19,366
                                                         -------     -------   -------
                                                         $61,991     $57,438   $56,780
                                                         =======     =======   =======
DEPRECIATION & AMORTIZATION:
 Fluid Power                                             $   702     $   595   $   550
 Engineered Materials                                      2,466       2,496     2,270
 Electronics                                                 340(1)       --        --
 Corporate                                                   152         143       136
                                                         -------     -------   -------
                                                         $ 3,660     $ 3,234   $ 2,956
                                                         =======     =======   =======
CAPITAL EXPENDITURES:
 Fluid Power                                             $ 2,069     $   901   $ 1,113
 Engineered Materials                                      3,743       2,766     4,591
 Electronics                                                 135(1)       --        --
 Corporate                                                   307         169       366
                                                         -------     -------   -------
                                                         $ 6,254     $ 3,836   $ 6,070
                                                         =======     =======   =======

(1)    Amounts are for the 5 month period October 30, 1996 to March 31, 1997.
* Intersegment sales are priced on a negotiated basis not in excess of competitive market value.


Corporate assets consist primarily of headquarters property and equipment at March 31, 1997. Prior years included cash and cash equivalents.
The Company has no foreign operations and export sales were not significant.

RESPONSIBILITY FOR FINANCIAL STATEMENTS

The Company is responsible for the objectivity of the accompanying consolidated financial statements, which have been prepared in conformity with generally accepted accounting principles. The financial statements of necessity include the Company's estimates and judgments relating to matters not concluded by year-end. Financial information contained elsewhere in the Annual Report is consistent with that included in the financial statements.

The Company maintains a system of internal accounting controls that includes careful selection and development of employees, division of duties and established accounting and operating policies and procedures. Although there are inherent limitations to the effectiveness of any system of accounting controls, the Company believes that its system provides reasonable, but not absolute, assurance that its assets are safeguarded from unauthorized use for disposition and that its accounting records are sufficiently reliable to permit the preparation of financial statements that conform in all material respects with generally accepted accounting principles. Deloitte & Touche LLP, independent auditors, are engaged to render an independent opinion regarding the fair presentation in the financial statements of the Company's financial condition and operating results. Their report appears below. Their examination was made in accordance with generally accepted auditing standards and included a review of the system of internal accounting controls to the extent they considered necessary to determine the audit procedures required to support their opinion.

The Audit Committee of the Board of Directors is composed solely of directors who are not employees of the Company. The Committee meets periodically and privately with the independent auditors, and with the chief financial officer of the Company to review matters relating to the quality of the financial reporting of the Company, the internal accounting controls and the scope and results of audit examinations. The Committee also reviews compliance with the Company's statement of policy as to the conduct of its business, including proper accounting and dealing with auditors. In addition, it is responsible for recommending the appointment of the Company's independent auditors, subject to shareholder ratification.

INDEPENDENT AUDITORS' REPORT

BOARD OF DIRECTORS AND SHAREHOLDERS
VERSA TECHNOLOGIES, INC.
RACINE, WISCONSIN


We have audited the consolidated balance sheets of Versa Technologies, Inc. and subsidiaries as of March 31, 1997 and 1996 and the related consolidated statements of earnings, shareholders' equity and cash flows for each of the three years in the period ended March 31, 1997. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such consolidated financial statements present fairly, in all material respects, the financial position of Versa Technologies, Inc. and subsidiaries as of March 31, 1997 and 1996 and the results of their operations and their cash flows for each of the three years in the period ended March 31, 1997 in conformity with generally accepted accounting principles.



DELOITTE & TOUCHE LLP
Milwaukee, Wisconsin
May 9, 1997